EXHIBIT 99.1

Contacts:
Pete Michielutti	Stacy Kruse
Chief Financial Officer, Chief Operating Officer	Vice President Finance, Treasurer
Wilsons The Leather Experts Inc.	Wilsons The Leather Experts Inc.
(763) 391-4000	(763) 391-4000

For Immediate Release

Wilsons The Leather Experts Inc. Announces
First Quarter 2005 Operating Results

      MINNEAPOLIS — (BUSINESS WIRE) — May 17, 2005 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced results for the quarter ended April 30, 2005. Net sales decreased 13.7% to $84.3 million compared to $97.8 million for the same period last year. Sales for the prior year-to-date period included approximately $20.8 million in liquidation sales resulting from the transfer of inventory to an independent liquidator.

      Comparable store sales for the first quarter ended April 30, 2005 increased 15.8% compared to a decrease of 2.0% in the same period last year. Comparable store sales for the first quarter of 2004 do not include sales from stores that were liquidated.

      Wilsons Leather reported a net loss for the 2005 first quarter of $3.8 million, or $0.10 per basic and diluted share. This compares to a net loss for the 2004 first quarter of $26.8 million, or $1.30 per basic and diluted share. Included in the results for the 2004 first quarter is a net loss of $14.2 million, or $0.69 per basic and diluted share, primarily related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, and lease termination costs and accelerated depreciation related to store closings. Net loss for the 2004 first quarter, when adjusted to remove the $14.2 million in charges related to store closings, was $12.6 million, or $0.61 per basic and diluted share.

      A reconciliation of the operating loss, net loss and basic and diluted loss per share with and without the charges related to restructuring appears in an accompanying table. Operating loss, net loss and basic and diluted loss per share excluding these restructuring charges are measures of performance that are not defined by U.S. generally accepted accounting principles (“GAAP”) and should be viewed in addition to, and not in lieu of, the operating loss, net loss and basic and diluted loss per share as reported on a GAAP basis.

      Michael Searles, Chairman and Chief Executive Officer, commented, “We are pleased with our performance during the first quarter of 2005. When we compare our year-over-year first quarter results we gain confidence that the structural changes we made last year have enhanced the productivity of our existing store base and reduced our risk profile. Strong sales in our NASCAR

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 phone, 763.391.4535 fax, www.wilsonsleather.com merchandise, unseasonably cool weather in most of our markets and increased levels of inventory helped lift our sales performance during the quarter.”

      “We continue to be focused on improving our margins and effectively managing expenses. While we are pleased with our results for the first quarter, we recognize that our success for the year will be measured after the fourth quarter. During the upcoming quarters, we will continue to be focused on maintaining our stability while executing strategies to ensure success during the ever important holiday selling season,” said Searles.

About Wilsons Leather

Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of April 30, 2005, Wilsons Leather operated 429 stores located in 45 states, including 307 mall stores, 107 outlet stores and 15 airport stores. The Company regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements, and relate to, among other things, the Company’s results of operations and operating performance, expected demand for the Company’s products, store closings, and debt service obligations. Factors that could cause actual results to differ include: changes in customer shopping patterns; competition in our markets; uncertainty in general economic conditions; our inability to effectively respond to changes in fashion trends and consumer demands; failure of results of operations to meet expectations of research analysts; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; risks associated with our debt service; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may effect our results of operations; loss of key members of our senior management team; the sale into the market of the shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our equity financing; concentration of our common stock; volatility of the market price of our common stock; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; interruption in the operation of our corporate offices and distribution center; and the sale into the market of our common stock by existing shareholders, including shares issuable upon exercise of outstanding vested options. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.

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7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 phone, 763.391.4535 fax, www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 29,	May 1,
	2005	2005(1)	2004(2)
	(Unaudited)		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,006	$48,821	$45,422
Accounts receivable, net	3,480	3,643	2,926
Inventories	69,620	86,059	64,342
Prepaid expenses and other current assets	6,396	3,246	9,082

TOTAL CURRENT ASSETS	122,502	141,769	121,772

Property and equipment, net	43,005	44,606	54,478
Other assets, net	2,048	2,205	2,735

TOTAL ASSETS	$167,555	$188,580	$178,985

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,843	$17,697	$10,054
Notes payable	—	—	490
Current portion of long-term debt	—	5,000	30,635
Accrued expenses	17,287	22,959	21,337
Liabilities of discontinued operations	—	—	366
Income taxes payable	4,294	4,307	3,314
Deferred income taxes	5,585	5,585	8,203

TOTAL CURRENT LIABILITIES	38,009	55,548	74,399

Long-term debt	20,000	20,000	25,053
Other long-term liabilities	17,860	17,925	20,810
TOTAL SHAREHOLDERS’ EQUITY	91,686	95,107	58,723

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$167,555	$188,580	$178,985

1.	Derived from audited consolidated financial statements.

2.	Reclassified for the presentation of certain lease accounting issues clarified by the Office of the Chief Accountant of the Securities and Exchange Commission in a letter to the American Institute of Certified Public Accountants on February 7, 2005.

Note: The Company’s inventories are determined by the retail method on the last-in, first-out (“LIFO”) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of April 30, 2005, January 29, 2005, or May 1, 2004.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended
	April 30,	May 1,
	2005	2004(1)
NET SALES	$84,329	$97,751
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	58,944	75,818

Gross margin	25,385	21,933

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	24,804	28,109
DEPRECIATION AND AMORTIZATION	3,711	17,872

Operating loss	(3,130)	(24,048)
INTEREST EXPENSE, net	663	2,744

Loss before income taxes	(3,793)	(26,792)
INCOME TAX EXPENSE (BENEFIT)	—	—

Net loss	$(3,793)	$(26,792)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(0.10)	$(1.30)

Weighted average shares outstanding — basic and diluted	38,901	20,687

1.	Reclassified for the presentation of certain lease accounting issues clarified by the Office of the Chief Accountant of the Securities and Exchange Commission in a letter to the American Institute of Certified Public Accountants on February 7, 2005.

Wilsons The Leather Experts Inc. and Subsidiaries
Supplemental Information
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of GAAP operating loss, net loss, and net loss per share to adjusted operating loss, net loss, and net loss per share:

	For the three months ended May 1, 2004
			Per basic and
	Operating loss	Net loss	diluted share
As reported	$(24,048)	$(26,792)	$(1.30)
Restructuring and other charges (1)	14,178	14,178	0.69

Adjusted	$(9,870)	$(12,614)	$(0.61)

(1)	Includes $14.2 million related primarily to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, and lease termination costs and accelerated depreciation related to store closings.